Exhibit 99.1

Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Investor Contact:	Media Contact:
Angie McCabe	Margita Thompson
818.676.8692	818.676.7912
angeline.c.mccabe@healthnet.com	margita.n.thompson@healthnet.com

HEALTH NET ISSUES 2012 EARNINGS GUIDANCE

LOS ANGELES, December 19, 2011 – Health Net, Inc. (NYSE:HNT) today announced its 2012 annual guidance of $2.80 to $2.90 for GAAP earnings per diluted share, or $3.30 to $3.40 per diluted share for the combined Western Region Operations and Government Contracts segments. GAAP earnings per diluted share guidance includes the impact of approximately $15 million to $20 million of pretax expenses, primarily severance, related to the company’s cost reduction efforts and approximately $46 million to $52 million of anticipated pretax expenses related to the run-out of the company’s Northeast operations. The company continues to expect that the final cash value of the Northeast transaction will be between $510 million and $530 million.

Health Net believes its consolidated revenues for the combined Western Region Operations (Western Region) and Government Contracts segments in 2012 will be between approximately $11.5 billion and $12.0 billion.

Compared with year-end 2011 enrollment, the company expects the following with regard to year-end 2012 enrollment for the Western Region:

—	Total health plan membership will be flat to up 1.0 percent;

—	Commercial enrollment is expected to decline by 3.0 to 5.0 percent;

—	Medicare Advantage enrollment is expected to increase by 8.0 to 10.0 percent;

—	Medicare Part D (PDP) stand-alone enrollment is expected to increase by 10.0 to 12.0 percent; and

—	Medicaid enrollment is expected to increase by 3.0 to 5.0 percent.

Western Region commercial premium yields per member per month (PMPM) in 2012 are expected to increase by approximately 4.3 to 4.8 percent compared with 2011. In 2012, Western Region commercial health care costs PMPM are expected to increase approximately 40 to 60 basis points less than the increase in commercial premium yields PMPM in 2012.

“We remain committed to achieving a positive spread between commercial premium yields PMPM and health care costs PMPM in 2012 through disciplined pricing and prudent health care cost management,” said Jay Gellert, Health Net’s president and chief executive officer.

The company also expects its Medicare Advantage performance to improve in 2012.

“We are encouraged by the early enrollment results during the Medicare open enrollment period,” said Gellert.

The pretax contribution from the Government Contracts segment will be approximately $90 million to $100 million in 2012, down from approximately $180 million in 2011.

“We expect that improved performance from our Western Region Operations segment will help compensate for the reduction in pretax contribution from our Government Contracts segment,” said Gellert.

The company’s general and administrative (G&A) expense ratio for the Western Region is expected to be between approximately 8.6 and 8.8 percent in 2012.

“We will continue to focus on lowering our G&A expenses to enhance our competitive position. This ongoing effort includes reviewing potential outsourcing opportunities and reducing corporate overhead,” Gellert noted.

On the following page is a table with specific 2012 guidance metrics. The company will provide more details of its 2012 expectations at its 2012 Investor Day, which is scheduled for February 16, 2012, in New York.

Metric	2012 Guidance

Year-end membership(a)	Commercial: -3% to -5% Medicaid: +3% to +5% Medicare Advantage: +8% to +10% Medicare PDP (stand-alone): +10% to +12% Total health plan membership: flat to +1%

Consolidated revenues(b)	~$11.5 billion to $12.0 billion

Commercial premium yields PMPM(a)	~ +4.3% to +4.8%

Commercial health care costs PMPM(a)	~40 to 60 basis points < premium yields PMPM

Selling cost ratio(a) G&A expense ratio(a)	~2.3% to 2.4% ~8.6% to 8.8%

Tax rate(b)	38.0% to 39.0%

Weighted-average fully diluted shares outstanding(c)	~82.0 million to 83.0 million

GAAP EPS(c) Combined Western Region Operations and Government Contracts EPS(c)	$2.80 to $2.90 $3.30 to $3.40
(a)	For the company’s Western Region Operations segment
(b)	For the combined Western Region Operations and Government Contracts segments
(c)	The company’s guidance does not include the impact of share repurchases other than those to counter dilution.

About Health Net

Health Net, Inc. is a publicly traded managed care organization that delivers managed health care services through health plans and government-sponsored managed care plans. Its mission is to help people be healthy, secure and comfortable. Health Net provides and administers health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare (including the Medicare prescription drug benefit commonly referred to as “Part D”), Medicaid, Department of Defense, including TRICARE, and Veterans Affairs programs. Health Net’s behavioral health services subsidiary, Managed Health Network, Inc., provides behavioral health, substance abuse and employee assistance programs to approximately 5.0 million individuals, including Health Net’s own health plan members. Health Net’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit Health Net’s website at www.healthnet.com.

Cautionary Statements

Health Net, Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act (“PSLRA”) of 1995, including statements in this and other press releases, in presentations, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All statements in this press release, other than statements of historical information provided herein, including the guidance for future periods and the assumptions underlying such projections, may be deemed to be forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to changes in circumstances and a number of risks and uncertainties. Without limiting the foregoing, the guidance as to expected future period results and statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend,” “feels,” “will,” “projects” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied or projected by the forward-looking information and statements due to, among other things, health care reform and other increased government participation in and regulation of health benefits and managed care operations, including the ultimate impact of the Affordable Care Act, which could materially adversely affect Health Net’s financial condition, results of operations and cash flows through, among other things, reduced revenues, new taxes, expanded liability, and increased costs

(including medical, administrative, technology or other costs), or require changes to the ways in which Health Net does business; rising health care costs; continued slow economic growth or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; membership declines; unexpected utilization patterns or unexpectedly severe or widespread illnesses; rate cuts and other risks and uncertainties affecting Health Net’s Medicare or Medicaid businesses; any liabilities of the Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; litigation costs; regulatory issues with federal and state agencies including, but not limited to, the California Department of Managed Health Care, the Centers for Medicare & Medicaid Services, the Office of Civil Rights of the U.S. Department of Health and Human Services and state departments of insurance; operational issues; failure to effectively oversee our third party vendors; noncompliance by Health Net or Health Net’s business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within Health Net’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC and the risks discussed in Health Net’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, Health Net undertakes no obligation to address or publicly update its guidance, the assessment of the underlying assumptions or any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

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